Exhibit (h)(5)(iv)

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

This AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT (“Amendment”) is made and entered into this day of [August 30], 2023 by and among AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. (the “Fund”), AMERICAN CENTURY INVESTMENT SERVICES, INC (the “Distributor”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Adviser”, and together with the Distributor and the Fund, “American Century”), and Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) (“GWL&A”), on its own behalf and on behalf of its separate accounts described in Schedule A (the “Accounts”) of the Participation Agreement.

RECITALS

WHEREAS, American Century and GWL&A are parties to a Participation Agreement, dated October 25, 1996, whereby the Accounts invest in shares of certain portfolios of the Fund;

WHEREAS, Protective Life Insurance Company (“PLICO”) and GWL&A have entered into agreements whereby PLICO re-insures and administers certain GWL&A separate accounts, these agreements include a Power of Attorney whereby GWL&A appoints and names PLICO as GWL&A’s lawful attorney-in-fact, for so long as the PLICO is authorized to perform the services contemplated by the Participation Agreement and solely to the extent necessary to provide the services, (a) to do any and all lawful and appropriate acts that GWL&A might have done with respect to the separate accounts, and (b) to proceed by all lawful means to perform any and all of the GWL&A’s obligations with respect to the separate accounts;

WHEREAS, the parties intend for this Amendment to effectuate and confirm that GWL&A provides authorization to PLICO to enter into, amend, and negotiate any and all provisions of the Participation Agreement between GWL&A and American Century in connection with the Accounts; and

WHEREAS, the parties desire and agree to amend the Participation Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree as follows:

1.
To the extent applicable, the Participation Agreement between GWL&A and American Century shall hereby be amended to include reference to PLICO such that PLICO shall be authorized, to perform and discharge the obligations of GWL&A in accordance with the terms thereunder, and further, such that PLICO shall be entitled to collect any and all sums due or payable to GWL&A thereunder. For the avoidance of doubt, American Century shall have no obligation to pay directly to GWL&A any sums due or payable to GWL&A under the Participation Agreement which have been collected by PLICO.

2.
Schedule A to the Participation Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

3.
This Amendment shall be effective as of [October 5, 2020].

4.
All other terms and provisions of the Participation Agreement not amended herein shall remain in full force and effect.

5.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC	PROTECTIVE LIFE INSURANCE COMPANY, as administrator and on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By: /s/ Patrick Bannigan ___________	By: /s/ Steve Cramer _____________
Print Name: Patrick Bannigan ______	Print Name: Steve Cramer _________
Title: President _________________	Title: Chief Product Officer – Retirement Division _________________________

AMERICAN CENTURY INVESTMENT SERVICES, INC	EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By: /s/ Kyle Langan ______________	By: /s/ Ryan Logsdon ___________
Print Name: Kyle Langan _______	Print Name: Ryan Logsdon _______
Title: Vice President ____________	Title: Deputy General Counsel& Corporate Secretary _________

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
By: /s/ Margie Morrison _________
Print Name: Margie Morrison_____
Title: Senior Vice President_______

SCHEDULE A
Separate Accounts

GWL&A Accounts:

Variable Annuity-1 Series Account (GW30)
Variable Annuity-2 Series Account (GW31)